Quarterly Investor Relations Presentation At and for the three months ended December 31, 2016

About GWB 2 Company Snapshot Exchange / Ticker • NYSE: GWB Market Cap • 58.8 million shares outstanding / $2.54 billion Ownership • 100% publicly traded Total Assets • $11.42 billion ROA / ROTCE • 1.28% / 16.3% Efficiency Ratio • 45.1% FTEs • Approximately 1,600 Locations • 174 branches in nine states Business & Ag Expertise • 87% of loans in business and ag segments; 6 th largest farm lender bank in the U.S.(1) (1) As of September 30, 2016. Source: American Banker's Association NOTE: All financial data is as of or for the three months ended December 31, 2016 unless otherwise noted. Market Cap calculated based on January 13, 2017 closing price of $43.29. Branch count as of December 31, 2016. See appendix for non-GAAP reconciliation of ROTCE and efficiency ratio.

Footprint 3 • 174 banking branches across nine Midwestern and Western states • Vibrant, diverse economies balanced across growing commercial hub cities and smaller rural communities • Opportunities for expansion into new markets within and adjacent to footprint Attractive Markets

Executing on Strategy (1) This is a non-GAAP measure. See appendix for reconciliation. 4 Focused Business Banking Franchise with Agribusiness Expertise Strong Profitability and Growth Driven by a Highly Efficient Operating Model Risk Management Driving Strong Credit Quality Strong Capital Generation and Attractive Dividend • Loan and deposit balances each grew in line with expectations • Total loans increased by $96.5 million, or 1.1%, compared to September 30, 2016 ◦ Impacted by $63.5 million FV adjustment on loans at FV driven by interest rates (offset by adjustment to related derivatives; no P&L impact) ◦ Customer balances increased by $159.9 million or 1.8% • Deposit balances increased by $101.5 million, or 1.2%, compared to September 30, 2016 • Fully diluted EPS of $0.63 for the quarter compared to $0.55 for 1QFY16, an increase of 14.5% • Attractive profitability metrics: 1.28% ROAA and 16.3% ROATCE(1) for the quarter • Efficiency ratio(1) of 45.1% equal to the same quarter of FY16 and an improvement from 48.5% in the September 2016 quarter as a result of decreased noninterest expenses • Net charge-offs of 0.22% of average loans (annualized) compared to negligible net charge-offs in Q1FY16 • Loans graded "Substandard" increased by 3.3% to $249.5 million and loans graded "Watch" increased by 2.2% to $334.7 million compared to September 30, 2016 while nonaccrual loans decreased by 1.8% • All regulatory capital ratios remain above minimums to be considered “well capitalized” and each capital ratio increased compared to September 30, 2016 • Quarterly dividend of $0.17 per share announced January 26, 2017; payable February 21, 2017 to stockholders of record as of the close of business on February 10, 2017

Experienced Management Team

Great Western Bancorp, Inc.

Executive Officers		Industry experience (yrs)	Great Western Bank experience (yrs) [(1)]
Ken Karels *President and CEO*	Former COO and Regional President – Great Western Former President and CEO – Marquette Bank	40	15
Pete Chapman *Executive VP & CFO*	Responsible for financial / regulatory reporting, planning and strategy, project management, and treasury Prior U.S. experience with E&Y	23	13
Steve Ulenberg *Executive VP & CRO*	Responsible for risk framework across Great Western Prior leadership roles in commercial and wholesale banking, risk management, and cross-organizational strategy – National Australia Bank	33	27
Doug Bass *Regional President*	Regional President for Iowa / Kansas / Missouri, Arizona / Colorado, L&D / Marketing, Operations, and People & Culture Prior positions with U.S. Bank and First American Bank Group	34	8
Bryan Kindopp *Regional President*	Regional President for Nebraska and South Dakota Prior role overseeing branch operations – northeastern South Dakota	26	16
Non-Executive Officers			
Scott Erkonen *Chief Information Officer*	Prior leadership role representing the United States internationally in the areas of IT Governance and Information Security -- ISO (International Organization for Standardization)	21	10
Cheryl Olson *Head of L&D and Marketing*	Prior experience – VP & Regional Training Manager for Bank of the West and VP Learning and Development Officer for Community First Bankshares Inc	38	10
Andy Pederson *Head of People & Culture*	Prior experience – Senior Human Resource Generalist for Citibank and Wells Fargo	17	8
Donald Straka *General Counsel*	Prior experience – attorney and executive in banking, securities and M&A	28	3

(1) For Messers. Chapman and Ulenberg, includes experience at National Australia Bank, Ltd. and subsidiaries; For Mr. Erkonen, includes experience at HF Financial Corp.

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GreatWesternBank.com

Acquisition History Note: Total assets are as of September 30 of each fiscal year unless otherwise noted. Acquired assets are the total of the fair value of total assets acquired and the net cash and cash equivalents received, at the time of acquisition of each indicated year. 6 $12.0 $10.0 $8.0 $6.0 $4.0 $2.0 $0.0 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 1QFY17 $4.3 $8.2 $9.1 $9.4 $9.8 $11.4 $3.1 $3.4 $5.2 $8.3 $9.0 $11.5 Acquired Security Bank ($0.1 billion) Acquired Sunstate Bank and three branches from HF Financial Corp. ($0.2 billion total) Acquired North Central Bancshares Inc. ($0.4 billion total) Acquired HF Financial Corp. ($1.1 billion total) Acquired First Community Bank's Colorado franchise and a branch from Wachovia ($0.6 billion total) Acquired F&M Bank-Iowa and TierOne Bank ($3.0 billion total) Pre-Acquisition Assets Acquired Assets

Commercial non- real estate: 18.6% Ag real estate: 11.3% Ag operating: 13.7% Construction & development: 4.8% Owner-occupied CRE: 13.6% Non owner-occupied CRE: 20.1% Multifamily: 5.2% Residential real estate: 11.4% Consumer & Other: 1.4% Loan Portfolio Composition 7 Loan Portfolio ($MM) At September 30 of each fiscal year unless otherwise noted (UPB). Geographic Diversification Iowa / Kansas / Missouri: 29% South Dakota: 27% Nebraska: 17% Arizona / Colorado: 23% Minnesota / North Dakota: 2% Other: 2% NOTE: Other loans represent acquired workout loans and certain other loans managed by our staff FY11 FY12 FY13 FY14 FY15 FY16 1QFY17 $2,342 $2,364 $2,312 $2,541 $2,846 $3,754 $3,852 $1,092 $1,396 $1,587 $1,681 $1,861 $2,169 $2,206 $971 $1,354 $1,482 $1,571 $1,611 $1,676 $1,644 $777 $940 $906 $902 $922 $1,018 $1,008 $5,293 $6,197 $7,351 $8,736 $8,830 Focused business and ag lending growth Commercial RE Agriculture C&I Residential RE Consumer & Other $6,820 $6,414 1.3% Portfolio Segmentation by Type

Additional Loan Information

Great Western Bancorp, Inc.

Highlights

- Loan portfolio is managed to Board-approved concentration limits and regulatory guidelines
  - All categories are within limits including regulatory 300/100% of capital CRE limits
- Income statement impact from acquired loans (including indemnification asset amortization) has not significantly inflated earnings and is not expected to in the future
- Management remains very comfortable with credit coverage levels

Incremental Impact from Acquired Loans ($MM)



Includes ASC 310-20 accretion, ASC 310-30 accretion in excess of contractual interest and indem. asset amortization
$(1.6)
$2.1
$(0.3)
$(1.6)
$(5.6)
$0.2
$0.5
$(3.3)
$1.4
$2.1
$0.5
$1.1
2012
2013
2014
2015
2016
1QFY17
ASC 310-30
Non ASC 310-30

Comprehensive Credit Coverage ($MM)

		GWB Legacy - Loans at Amortized Cost		GWB Legacy - Loans at Fair Value		HF Financial Corp. Acquired Loans		Other Acquired Loans		Total
ALLL	$	62,222	$	—	$	812	$	3,733	$	66,767
Remaining Loan Discount	$	—	$	—	$	23,452	$	13,852	$	37,304
Fair Value Adjustment (Credit)	$	—	$	7,921	$	—	$	—	$	7,921
Total ALLL / Discount / FV Adj.	$	62,222	$	7,921	$	24,264	$	17,585	$	111,992
Total Loans	$	6,732,771	$	1,078,390	$	766,535	$	201,411	$	8,779,107
ALLL / Total Loans		**0.92%**		**—%**		**0.11%**		**1.85%**		**0.76%**
Discount / Total Loans		—%		—%		3.06%		6.88%		0.42%
FV Adj. / Total Loans		—%		0.73%		—%		—%		0.09%
Total Coverage / Total Loans (1)		**0.92%**		**0.73%**		**3.17%**		**8.73%**		**1.28%**

Comprehensive Credit Coverage is a non-GAAP measure that Management believes is useful to demonstrate that the FV adjustments related to credit and remaining loan discounts consider credit risk and should be considered as part of total coverage.

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GreatWesternBank.com

Great Western Bancorp, Inc.

Focused CRE Lending

Highlights

- Focus on commercial property investors, owner-occupied properties, multi-family property investors and a diverse range of commercial construction with limited exposure to land development and other speculative projects
- Continued customer demand to finance CRE development, especially in larger markets within our footprint
- Exposures well within 300/100% of capital CRE limits
- 10 largest CRE exposures represent 7.6% of total CRE and average $29 million

CRE Portfolio Composition by Type (UPB $MM)


Multifamily, $455.9, 11.8%
Construction and development, $423.9, 11.0%
Non-owner-occupied CRE, $1,775.1, 46.1%
Owner-occupied CRE, $1,197.3, 31.1%

CRE Portfolio Exposure Sizes (UPB)


<$250K: 3.1%
$250K - $1M: 10.3%
$15M+: 15.8%
$1M - $5M: 34.6%
$5M- $15M: 36.2%

CRE Net Charge-offs / Average Loans [(1)] ($MM)


1.3%
0.9%
0.8%
0.1%
—%
0.1%
—%
FY11
FY12
FY13
FY14
FY15
FY16
1QFY17
$32.10
$21.59
$18.96
$1.73
$0.63
$2.91
$(0.10)

NOTE: All customer references are aggregated based on CIF and do not group CIFs with related ownership groups. Industry disclosures based on NAICS codes.
(1) Net charge-offs / average loans represent charge-offs, net of recoveries, as a percent of average loans for each period. Average loans are calculated as the two point average of each period. Ratios annualized for partial-year periods.

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GreatWesternBank.com

Diverse C&I Exposure 10 Highlights C&I Portfolio Composition by Industry (UPB) C&I Portfolio Exposure Sizes (UPB) C&I Net Charge-offs / Average Loans (1) ($MM) NOTE: All customer references are aggregated based on CIF and do not group CIFs with related ownership groups. Industry disclosures based on NAICS codes. (1) Net charge-offs / average loans represent charge-offs, net of recoveries, as a percent of average loans for each period. Average loans are calculated as the two point average of each period. Ratios annualized for partial-year periods. • Diverse range of industry exposure across C&I lending portfolio, including healthcare, tourism & hospitality, freight & transport and agribusiness-related services • 10 largest C&I exposures represent 21.3% of total C&I and average $35 million • Approximately 4,300 customers with an average exposure of $379,421 FY11 FY12 FY13 FY14 FY15 FY16 1QFY17 0.9% 0.5% 0.2% 0.3% 0.5% 0.1% 0.4% $8.33 $5.92 $2.43 $3.94 $7.75 $1.20 $1.86 $15M+: 25.3% $5M- $15M: 25.5% $1M - $5M: 27.1% $250K - $1M: 13.1% <$250K: 9.0% 8.6% 4.5% 4.3% 4.1% 3.4% 3.6% 3.2% 68.3% Med / Surg Hospitals Nursing Care Facilities Casino Hotels Trucking Retirement Communities Residential Warehouse Lending Farm & Garden Equip Wholesalers Other

Ag Loan Portfolio 11 Highlights Ag Portfolio Composition by Industry (UPB) Ag Net Charge-offs / Average Loans (1) ($MM)Ag Portfolio Exposure Sizes (UPB) NOTE: All customer references are aggregated based on CIF and do not group CIFs with related ownership groups. Industry disclosures based on NAICS codes. (1) Net charge-offs / average loans represent charge-offs, net of recoveries, as a percent of average loans for each period. Average loans are calculated as the two point average of each period. Ratios annualized for partial-year periods. • Portfolio balanced across subsegments • 10 largest Ag exposures represent 11.7% of total Ag and average $26 million • Approximately 3,400 customers with an average exposure size of $640,159 • Profitability remains strained for many agriculture borrowers leading to increased levels of Watch and Substandard loans and higher ALLL ◦ Management remains comfortable with overall exposure and long-term prospects Grains, 33.3% Beef Cattle, 25.1% Dairy Farms, 21.8% Hogs, 6.3% Cotton, 1.4% Other Specialty, 12.1% Grains 33% Proteins 53% Other 14% $15M+: 15.6% $5M- $15M: 33.0% $1M - $5M: 29.9% $250K - $1M: 14.2% <$250K: 7.3% FY11 FY12 FY13 FY14 FY15 FY16 1QFY17 0.1% —% 0.3% 0.1% —% 0.2% 0.5% $0.87 $(0.11) $4.05 $2.37 $0.48 $3.74 $2.84

Ag Lending 101 • Underwriting identical to comparable C&I and CRE loans where cash flow is the primary repayment source and loan and line amounts subject to loan value ("LTV") limits and "normalized" collateral values • Liquid markets typically exist for ag-related collateral which is the secondary repayment source (e.g., harvested grain or grain inventory, cattle, farm equipment and land sale/lease) in foreclosure scenarios • Many market and economic conditions can influence the profitability of individual borrowers; key to partner with seasoned producers that manage their own cost structure diligently Overview Grains • 33.3% of the Ag loan portfolio or approx. 8% overall • Most borrowers in footprint in MW states (IA, SD, NE) ◦ Corn and soybeans primary crop production • Corn and soybean prices spiked beginning in late 2007 and remained high for 3-4 years ◦ Drove cost of production higher as land and other input costs were in high demand; ◦ Gross value of corn production per acre increased 138% from 2006 to 2011 (USDA) • Crop prices have reverted to more sustainable long-term levels but costs have not reset as quickly • Federally-subsidized crop insurance protects a portion of grain producers' projected revenue each year 12

Ag Lending 101 (cont'd) 13 Beef Cattle Dairy • 25.1% of the Ag loan portfolio or approx. 6% overall, primarily in SD • Beef cattle producers include: ◦ Cow-calf operators that breed cattle and raise calves to a certain weight (typically 500-600 lbs.; "Feeder Cattle") ◦ Feedlots who purchase feeder cattle and finish them for sale to processors (typically 1200+lbs.; "Live Cattle") ◦ GWB portfolio split roughly 75/25 as of 9/30/16 • Industry is very cyclical driven by supply and demand (e.g., prices paid by feedlots dictate how many calves are bred and which stock cattle are retained for breeding vs. slaughtered) • 21.8% of the Ag loan portfolio or approx. 5% overall, primarily in AZ • Very cyclical pricing over time; producers that manage costs, are vertically integrated and use risk management techniques are best suited to generate profitability over time • Arizona has a milk quota system that enhances milk price margins for units of production providing some stability for producers • Dairy (and beef cattle) producers benefit from low grain prices (primary production cost in food form for animals)

Ag Economy 14 Highlights • Industry balance sheets remain strong with debt/asset and debt/equity ratios below long-term averages and significantly below 1980s levels that precipitated, and resulted, from the period of high losses in the early 1980s • Ag sector net charge-offs have historically been low for the industry and for Great Western Bank Farm Balance Sheet Overview (1) Source: USDA Economic Research Service; 2016 is forecast data

Investments & Borrowings 15 • Recent reinvestments have continued to transform portfolio composition to something more similar to U.S. peers • Investment portfolio weighted average life of 3.9 years as of December 31, 2016 and yield of 1.84% for the quarter ended December 31, 2016, an increase of 6 basis points compared to the prior quarter • Borrowings portfolio had a cost of 1.02% for the quarter ended December 31, 2016 Investment Portfolio Borrowings & Weighted Average Cost Highlights U.S. Treasuries, 16% GNMA, 46% Other MBS, 32% States and political subdivisions, 5% Corporate debt, 1% FHLB & Other Borrowings - 0.70% WA Cost Securities sold under agreements to repurchase - 0.33% WA Cost Subordinated debentures and subordinated notes payable - 3.89% WA Cost

Deposits 16 Portfolio Segmentation by Type Portfolio Over Time ($MM) Geographic Diversification NOTE: South Dakota and Other deposits include a small amount of deposits managed by our Corporate staff. At September 30 of each fiscal year unless otherwise noted. FY11 FY12 FY13 FY14 FY15 FY16 1QFY17 $848 $1,076 $1,199 $1,303 $1,368 $1,881 $1,955 $2,532 $3,037 $3,602 $4,005 $4,638 $5,343 $5,434 $2,891 $2,771 $2,147 $6,948 $1,744 $7,052 $1,380 $1,381 $8,605 $1,317 $8,706 Portfolio transformation away from time deposits and to significant business deposit growth Non-Interest-Bearing Interest-Bearing Demand Time Iowa / Kansas / Missouri 30.4% South Dakota and Other 26.9% Nebraska 26.4% Arizona / Colorado 15.2% North Dakota / Minnesota 1.1% Non-Interest- Bearing Demand 22.5% NOW, MMDA and Savings 62.4% Time certificates $250K+ 2.9% Other time certificates 12.2% $7,387 $6,885 $6,272

Capital 17 Summary Capital Priorities Capital Ratios Total Capital Composition ($MM) • Attractive dividend of $0.17 for the quarter ended December 31, 2016 (dividend yield of 1.8% based on avg. closing price during the quarter) (1) • All regulatory capital ratios remain above regulatory minimums to be considered “well capitalized” • Strong relationships with regulators at holding company and bank level (1) Future dividends subject to Board approval. (2) TCE/TA is a non-GAAP measure. See appendix for reconciliation. 1 2 3 Organic Growth & Compelling Dividend Yield Attractive and Accretive Acquisitions Share Buybacks Great Western Bancorp, Inc. Ratio Well Capitalized Minimum Difference to Well Capitalized Tier 1 capital 11.2% 8.0% 3.2% Total capital 12.3% 10.0% 2.3% Tier 1 leverage 9.7% 5.0% 4.7% Common equity tier 1 10.4% 6.5% 3.9% Tangible common equity / tangible assets (2) 8.7% Risk-weighted assets ($MM) $9,201 Great Western Bank Ratio Well Capitalized Minimum Difference to Well Capitalized Tier 1 capital 11.3% 8.0% 3.3% Total capital 12.1% 10.0% 2.1% Tier 1 leverage 9.8% 5.0% 4.8% Common equity tier 1 11.3% 6.5% 4.8% Risk-weighted assets ($MM) $9,199 Tangible equity net of DTAs and AOCI, $953.9, 84.4% Eligible trust-preferred securities, $73.4, 6.5% Eligible ALLL, $67.3, 6.0% Eligible subordinated debt, $35.0, 3.1%

Fixed, $3,039, 34% Floating (swapped), $1,078, 12% Floating (no floor), $4,185, 47% Floating (floor), $471, 5% Other, $54, 1% Interest Rate Sensitivity 18 Summary Loan Portfolio Behavior ($MM) Sensitivity Modeling • Average floor is 83 bps out of the money • Floating: 54% Prime, 25% 5yr Tsy, 21% all other • Management believes the balance sheet is well-positioned for the anticipated interest rate trajectory • Internal budgeting and planning assumes a flat rate environment with any lift from rate increases viewed as potential upside • Investment portfolio weighted average life of 3.9 years • Relatively short average tenor of the loan portfolio (1.2 years at December 31, 2016) due to: • Higher proportion of 12-month revolving lines of credit in line with business and agriculture lending focus • Certain fixed-rate loans with original terms greater than 5 years are swapped to floating 14.00% 12.00% 10.00% 8.00% 6.00% 4.00% 2.00% 0.00% -2.00% -4.00% -100 bps +100 bps +200 bps +300 bps +400 bps Immediate Gradual

(1) Comprehensive credit coverage is a non-GAAP measure. See slide 8 for calculation. FY13 FY14 FY15 FY16 1QFY17 $219 $288 $310 $328 $335 $139 $358 $126 $414 $184 $494 $242 $570 $250 $585 5.6% 6.1% 6.7% 6.6% 6.7% Asset Quality 19 Highlights Net Charge-offs / Average Total Loans Strong Credit QualityWatch & Substandard Loans ($MM) • Ratio of ALLL / total loans was 0.76% at December 31, 2016 compared to 0.74% at September 30, 2016 and 0.81% at December 31, 2015 ◦ YoY reduction primarily a result of acquiring loans with no carryover of ALLL ◦ Total comprehensive credit coverage is 1.28%(1), inclusive of acquired loan marks and credit adjustment on loans at fair value • Nonaccrual loans decreased by $2.2 million during the quarter • Loans graded “Watch” and “Substandard” increased $7.1 million and $7.9 million, respectively, during the quarter "Watch" and "Substandard" loans remained stable as a percentage of total loans FY10 FY11 FY12 FY13 FY14 FY15 FY16 1QFY17 0.65% 0.88% 0.54% 0.44% 0.14% 0.13% 0.12% 0.22% FY12 FY13 FY14 FY15 FY16 1QFY17 2.76% 2.03% 1.16% 0.93% 1.46% 1.41% 42.4% 43.3% 60.2% 83.8% 51.1% 53.8% Watch Loans Substandard Loans % of Total Loans NALs / Total Loans Reserves / NALs

Goodwill & Intangible Assets 20 Goodwill ($MM) Other Intangible Assets ($MM) (1) (1) Balances and amortization expense at September 30 and for the respective fiscal years. Amounts for fiscal years 2017 – 2018 are forecast based on existing intangible assets and could change materially based on future acquisitions. • Majority (84%) of goodwill on GWB’s balance sheet resulted from the acquisition of GWB by National Australia Bank Ltd. in 2008 and was pushed down to GWB’s balance sheet • Recognizing an impairment, which management does not believe currently exists, is the only opportunity to eliminate the NAB-related goodwill • Existing intangible assets and related amortization have become minimal • Future M&A activity could generate additional assets and amortization expense NAB acquisition of GWB, $622 HF Financial, $41 GWB acquisitions pre-IPO, $76 $50.0 $45.0 $40.0 $35.0 $30.0 $25.0 $20.0 $15.0 $10.0 $5.0 $0.0 $20.0 $18.0 $16.0 $14.0 $12.0 $10.0 $8.0 $6.0 $4.0 $2.0 $0.0 201 2 201 3 201 4 201 5 201 6 201 7 201 8 Year-end balance (left axis) Annual amortization (right axis)

Income Statement Summary

Revenue

Great Western Bancorp, Inc.

Revenue Highlights

- Net interest income (FTE) up 14.8% compared to 1QFY16 primarily driven by increased average loan balances
- NIM (FTE) down 3 basis points and adjusted NIM (FTE) (2) down 2 basis points sequentially and down 9 basis points and 2 basis points, respectively, compared to 1QFY16
  - Sequential decreases primarily due to higher average cash balances; loan yield and cost of deposits stable
- Noninterest income increased 61% compared to 1QFY16 primarily due to increases in service charges and other fees, mortgage and wealth management revenue

Net Interest Income ($MM) and NIM



$87.8
$100.2
$100.8
3.98%
3.92%
3.89%
3.73%
3.73%
3.71%
1QFY16
4QFY16
1QFY17
Net Interest Income (FTE)
NIM (FTE)
Adjusted NIM (FTE) (2)

NIM Analysis



3.92%
-0.03%
0.01%
0.00%
-0.01%
0.01%
-0.01%
3.89%
4Q FY16
Cash Mix
Investment Rate
Borrowings Rate
Loans, other Yield
Loans, SOP Yield
NOW-MMDA-Svgs Yield
1Q FY17

Noninterest Income (1)



Wealth management, $2,254
Mortgage banking income, net, $2,662
Other, $1,930
Service charges and other fees, $12,086

(1) Chart excludes changes related to loans and derivatives at fair value which netted $(5.0) million for the quarter. Dollars in thousands.
(2) Adjusted NIM (FTE) is a non-GAAP measure. See appendix for reconciliations.

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GreatWesternBank.com

Noninterest Expense ($MM) 1QFY16 4QFY16 1QFY17 $44.2 $44.2 $54.6 $51.8 $2.7 $57.3 $52.5 45.1% 48.5% 45.1% Earnings, Expenses & Provision 23 Highlights Provision for Loan Losses ($MM) Net Income ($MM) (1) Efficiency ratio and adjusted net income are non-GAAP measures. See appendix for reconciliations. 8% decrease in total noninterest expense sequentially 1QFY16 2QFY16 3QFY16 4QFY16 1QFY17 $30 $30 $31 $31 $26 $34 $37 $37 $8 $34 $1 $35 1.23% 1.24% 1.00% 1.19% 1.28% 1QFY16 4QFY16 1QFY17 $3.9 $5.1 $7.0 Net Income Adjusted Net Income (1) ROAA Noninterest expense Acquisition expense Efficiency Ratio (1) • Net income increased 21.1% compared to 1QFY16 ◦ EPS of $0.63 per fully diluted share • Efficiency ratio(1) was 45.1%, equal to 1QFY16 and down from 48.5% for 4QFY16 ◦ Sequential decrease primarily driven by lower professional fees and acquisition expenses • Provision for loan losses increased compared to the same quarter in FY16 primarily driven by higher net-charge offs which were negligible in the comparable period

Proven Business Strategy 24 Focused Business Banking Franchise with Agribusiness Expertise Risk Management Driving Strong Credit Quality Attract and Retain High-Quality Relationship Bankers Invest in Organic Growth While Optimizing Footprint Deepen Customer Relationships Strong Profitability and Growth Driven by a Highly Efficient Operating Model Strong Capital Generation and Attractive Dividend Explore Accretive Strategic Acquisition Opportunities

Disclosures 25 Forward-Looking Statements: This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements about Great Western Bancorp, Inc.’s expectations, beliefs, plans, strategies, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. In particular, the statements included in this press release concerning Great Western Bancorp, Inc.’s expected performance and strategy, the outlook for its agricultural lending segment and the interest rate environment, beyond fiscal year 2016 are not historical facts and are forward-looking. Accordingly, the forward-looking statements in this press release are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties, including those related to the recently-completed acquisition of HF Financial Corp., that could cause actual results to differ materially from those expressed. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the sections titled “Item 1A. Risk Factors” and "Cautionary Note Regarding Forward-Looking Statements" in Great Western Bancorp, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016, and other periodic filings with the SEC, including its Quarterly Reports on Form 10-Q for the periods ended December 31, 2015, March 31, 2016 and June 30, 2016. Further, any forward-looking statement speaks only as of the date on which it is made, and Great Western Bancorp, Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Non-GAAP Financial Measures: This presentation contains non-GAAP measures which our management relies on in making financial and operational decisions about our business and which exclude certain items that we do not consider reflective of our business performance. We believe that the presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations. These non-GAAP measures should be considered in context with our GAAP results. A reconciliation of these non-GAAP measures appears in our earnings release dated January 26, 2017 and in Appendix 1 to this presentation. Our earnings release and this presentation are available in the Investor Relations section of our website at www.greatwesternbank.com. Our earnings release and this presentation are also available as part of our Current Report on Form 8-K filed with the SEC on January 26, 2017. Explanatory Note: In this presentation, all financial information presented refers to the financial results of Great Western Bancorp, Inc. combined with those of its predecessor, Great Western Bancorporation, Inc.

Appendix 1 Non-GAAP Measures

Non-GAAP Measures 27 At or for the three months ended: December 31, 2016 September 30, 2016 June 30, 2016 March 31, 2016 December 31, 2015 Adjusted net income and adjusted earnings per common share: Net income - GAAP $ 36,903 $ 33,758 $ 26,360 $ 30,674 $ 30,461 Add: Acquisition expenses 710 2,742 12,179 771 — Add: Tax effect at 38% (270) (1,042) (4,628) (293) — Adjusted net income $ 37,343 $ 35,458 $ 33,911 $ 31,152 $ 30,461 Weighted average diluted common shares outstanding 58,991,905 58,938,367 57,176,705 55,408,876 55,393,452 Earnings per common share - diluted $ 0.63 $ 0.57 $ 0.46 $ 0.55 $ 0.55 Adjusted earnings per common share - diluted $ 0.63 $ 0.60 $ 0.59 $ 0.56 $ 0.55 Tangible net income and return on average tangible common equity: Net income - GAAP $ 36,903 $ 33,758 $ 26,360 $ 30,674 $ 30,461 Add: Amortization of intangible assets 839 1,024 822 708 709 Add: Tax on amortization of intangible assets (163) (220) (220) (220) (220) Tangible net income $ 37,579 $ 34,562 $ 26,962 $ 31,162 $ 30,950 Average common equity $ 1,666,243 $ 1,647,155 $ 1,567,372 $ 1,488,398 $ 1,464,450 Less: Average goodwill and other intangible assets 750,290 750,756 727,707 703,866 704,576 Average tangible common equity $ 915,953 $ 896,399 $ 839,665 $ 784,532 $ 759,874 Return on average common equity * 8.8% 8.2% 6.8% 8.3% 8.3% Return on average tangible common equity ** 16.3% 15.3% 12.9% 16.0% 16.2% * Calculated as net income - GAAP divided by average common equity. Annualized for partial-year periods. ** Calculated as tangible net income divided by average tangible common equity. Annualized for partial-year periods.

Non-GAAP Measures

Great Western Bancorp, Inc.

	At or for the three months ended:				
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Adjusted net interest income and adjusted net interest margin (fully-tax equivalent basis):					
Net interest income - GAAP	$ 98,642	$ 98,227	$ 91,652	$ 86,338	$ 85,957
Add: Tax equivalent adjustment	2,142	2,012	1,905	1,791	1,826
Net interest income (FTE)	100,784	100,239	93,557	88,129	87,783
Add: Current realized derivative gain (loss)	(4,486)	(4,895)	(5,005)	(5,175)	(5,652)
Adjusted net interest income (FTE)	$ 96,298	$ 95,344	$ 88,552	$ 82,954	$ 82,131
Average interest-earning assets	$ 10,286,284	$ 10,173,743	$ 9,528,576	$ 8,892,465	$ 8,764,649
Net interest margin (FTE) *	3.89%	3.92%	3.95%	3.99%	3.98%
Adjusted net interest margin (FTE) **	3.71%	3.73%	3.74%	3.75%	3.73%

* Calculated as net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.

** Calculated as adjusted net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.

	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Adjusted interest income and adjusted yield (fully-tax equivalent basis), on non ASC 310-30 loans:					
Interest income - GAAP	$ 99,339	$ 99,058	$ 91,829	$ 86,534	$ 85,567
Add: Tax equivalent adjustment	2,142	2,012	1,905	1,791	1,826
Interest income (FTE)	101,481	101,070	93,734	88,325	87,393
Add: Current realized derivative gain (loss)	(4,486)	(4,895)	(5,005)	(5,175)	(5,652)
Adjusted interest income (FTE)	$ 96,995	$ 96,175	$ 88,729	$ 83,150	$ 81,741
Average non ASC 310-30 loans	$ 8,515,947	$ 8,477,214	$ 7,903,860	$ 7,371,600	$ 7,193,143
Yield (FTE) *	4.73%	4.74%	4.77%	4.82%	4.83%
Adjusted yield (FTE) **	4.52%	4.51%	4.52%	4.54%	4.52%

* Calculated as interest income (FTE) divided by average loans. Annualized for partial-year periods.

** Calculated as adjusted interest income (FTE) divided by average loans. Annualized for partial-year periods.

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Non-GAAP Measures

Great Western Bancorp, Inc.

	At or for the three months ended:				
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Efficiency ratio:					
Total revenue - GAAP	$ 112,549	$ 114,025	$ 100,749	$ 95,339	$ 94,601
Add: Tax equivalent adjustment	2,142	2,012	1,905	1,791	1,826
Total revenue (FTE)	$ 114,691	$ 116,037	$ 102,654	$ 97,130	$ 96,427
Noninterest expense	$ 52,537	$ 57,342	$ 61,222	$ 44,855	$ 44,220
Less: Amortization of intangible assets	839	1,024	822	708	709
Tangible noninterest expense	$ 51,698	$ 56,318	$ 60,400	$ 44,147	$ 43,511
Efficiency ratio *	45.1%	48.5%	58.8%	45.5%	45.1%

* Calculated as the ratio of tangible noninterest expense to total revenue (FTE).

	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Tangible common equity and tangible common equity to tangible assets:					
Total stockholders' equity	$ 1,678,638	$ 1,663,391	$ 1,640,511	$ 1,509,202	$ 1,475,516
Less: Goodwill and other intangible assets	749,916	750,755	751,217	703,508	704,217
Tangible common equity	$ 928,722	$ 912,636	$ 889,294	$ 805,694	$ 771,299
Total assets	$ 11,422,617	$ 11,531,180	$ 11,453,222	$ 9,942,295	$ 9,957,215
Less: Goodwill and other intangible assets	749,916	750,755	751,217	703,508	704,217
Tangible assets	$ 10,672,701	$ 10,780,425	$ 10,702,005	$ 9,238,787	$ 9,252,998
Tangible common equity to tangible assets	8.7%	8.5%	8.3%	8.7%	8.3%
Tangible book value per share:					
Total stockholders' equity	$ 1,678,638	$ 1,663,391	$ 1,640,511	$ 1,509,202	$ 1,475,516
Less: Goodwill and other intangible assets	749,916	750,755	751,217	703,508	704,217
Tangible common equity	$ 928,722	$ 912,636	$ 889,294	$ 805,694	$ 771,299
Common shares outstanding	58,755,989	58,693,304	58,693,499	55,245,177	55,244,569
Book value per share - GAAP	$ 28.57	$ 28.34	$ 27.95	$ 27.32	$ 26.71
Tangible book value per share	$ 15.81	$ 15.55	$ 15.15	$ 14.58	$ 13.96

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Appendix 2 Accounting for Loans at FV and Related Derivatives

Loans at FV and Related Derivatives 31 Overview Summary Income Statement Line Item: Net increase (decrease) in fair value of loans at fair value Net realized and unrealized gain (loss) on derivatives Net Relationship Notes Increase (decrease) in FV related to interest rates $ (63,462) $ 63,462 $ — (1) Increased (decrease) in FV related to credit $ (539) $ — $ (539) (2) Current period realized cost of derivatives $ — $ (4,486) $ (4,486) (3) Subtotal, loans at FV and related derivatives $ (64,001) $ 58,976 $ (5,025) (4) (1) Equal and offsetting each period. Changes in the FV of each financial asset and liability driven by current compared to contractual rates. (2) Management records an adjustment for credit risk in noninterest income based on loss history for similar loans, adjusted for an assessment of existing market conditions for each loan segment. The FV adjustment related to credit is not included in the ALLL but loans are included in the ALLL coverage ratio denominator. (3) Current period actual cost of fixed-to-float interest rate swaps. Within non-GAAP financial measures, management reclassifies this component to interest income, resulting in adjusted interest income, adjusted net interest income and adjusted NIM, reflecting the underlying economics of the transactions. All else equal, this drag on earnings will reduce as short-term LIBOR rates increase. (4) While US GAAP mandates the presentation of these items in noninterest income, management believes the residual net amount economically represents the net credit exposure of this segment of the portfolio - presented as a "credit-related charge" in the earnings release and elsewhere (see note (2)) - and the current period derivative cost which should be analyzed relative to gross interest income received from the loan customers (see note (3)) as presented in non-GAAP measures. • For certain loans with an original term greater than 5 years with a fixed rate to the customer, Great Western Bank (“GWB”) has entered into equal and offsetting fixed-to-floating interest rate swaps with two US counterparties • Total size of the portfolio was $1.08 billion at December 31, 2016 • GWB has elected the Fair Value Option (ASC 825) on these loans and applies a similar treatment to the related derivatives: • Changes in the fair value of the loans and the derivatives and the current period realized cost (benefit) of the derivatives (i.e., the net pay fixed/receive floating settlement) are recorded in earnings through noninterest income • This differs significantly from most peers who have elected Hedge Accounting treatment • The historical election is irrevocable so the concept will be present for the foreseeable future in GWB’s financial statements even if different accounting elections are made on future originations • Management presents non-GAAP measures to provide more clarity on the underlying economics